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                                                                     Exhibit 4.7

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of August 5, 2005, by and among Clearwire Corporation, a corporation incorporated under the laws of the state of Delaware, with headquarters located at 5808 Lake Washington Blvd NE, Suite #300, Kirkland, Washington 98033 (the "COMPANY"), the Guarantors (as defined below) and the Buyers listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act.

     B. The Company has authorized the issuance of its Series A Senior Notes due 2010 (the "SERIES A NOTES" and any such notes that may be issued to Accredited Investors pursuant to Section 1(c), the "SERIES A-1 NOTES") and its Series B Senior Notes due 2010 (the "SERIES B NOTES"), each in substantially the form attached hereto as Exhibit A. The payment of principal of, premium and interest on the Notes will be fully and unconditionally guaranteed (the "GUARANTEES"), jointly and severally, by each of the Guarantors (as defined below).

     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Series A Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall initially be $255,000,000 (the "INITIAL NOTES"); (ii) warrants, in substantially the form attached hereto as Exhibit B (the "INITIAL WARRANTS"), to acquire up to that number of shares of the Company's Class A Common Stock, par value $0.0001 (the "CLASS A COMMON STOCK") set forth opposite such Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the "INITIAL WARRANT SHARES"); (iii) upon the exercise of the Buyers' Option (as defined below), up to that aggregate principal amount of Series A or Series B Notes of the Company, in substantially the form attached hereto as Exhibit A (the "ADDITIONAL NOTES") set forth opposite such Buyer's name in column (6) on the Schedule of Buyers (which aggregate principal amount of Additional Notes shall not exceed $280,000,000 less the amount of interest paid on the Initial Notes prior to the issuance of the Additional Notes) and warrants, in substantially the form attached hereto as Exhibit B (the "ADDITIONAL WARRANTS"), to acquire up to that number of shares of Class A Common Stock set forth opposite such Buyer's name in column (7) on the Schedule of Buyers. The Initial Notes, the Remaining Notes (as defined below) and the Additional Notes are collectively referred to herein as the "NOTES." The Warrants, the Remaining Warrants (as defined below) and the Additional Warrants are collectively referred to herein as the "WARRANTS."

     D. The Notes, the Guarantees, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES."


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     E. Contemporaneously with the execution and delivery of this Agreement, a portion of the purchase price for the sale of the Notes (the "INITIAL COLLATERAL FUNDS") will be paid directly to the Collateral Agent to purchase U.S. government securities in an amount sufficient, upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first four (4) scheduled interest payments on the Notes, which (together with any U.S. government securities purchased with any Additional Funds (as defined below), the "GOVERNMENT SECURITIES") will be deposited with the Collateral Agent in an account (the "COLLATERAL ACCOUNT") with The Bank of New York on the Closing Date. In connection therewith, pursuant to the terms of the Indenture, the Company is granting a security interest in the Collateral Account and all cash, cash equivalents, instruments, securities (including any Government Securities) and other financial or other assets which are maintained in the Collateral Account, and is executing and delivering an Account Control Agreement, substantially in the form attached hereto as Exhibit C with The Bank of New York, as securities intermediary and the Collateral Agent (as defined in the Security Agreement) (as amended or modified from time to time, the "ACCOUNT CONTROL AGREEMENT"). In the case of the issuance of any Additional Notes (as defined below), a portion of the purchase price for the sale of the Additional Notes (the "ADDITIONAL COLLATERAL FUNDS") will be paid directly to the Collateral Agent to purchase U.S. government securities in an amount sufficient, upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first four (4) scheduled interest payments on the Additional Notes in the case of Additional Notes issued prior to February 15, 2006, or the payment in full of the first three (3) scheduled interest payments on the Additional Notes in the case of Additional Notes issued on or after February 15, 2006 (such scheduled interest payment dates in respect of which Additional Collateral Funds are to be paid, the "DESIGNATED REMAINING INTEREST PAYMENT DATES") which Additional Collateral Funds and/or Government Securities will be deposited in the Collateral Account on the applicable Buyers' Option Purchase Date (as defined below). Twenty-five percent (25%) of the Initial Collateral Funds shall mature no later than each of the first four Interest Payment Dates (as defined in the Indenture) following the issuance of the Initial Notes. Additional Collateral Funds shall mature on a pro rata basis no later than each of the Designated Remaining Interest Payment Dates following the issuance of the Additional Notes to which such Additional Collateral Funds relate.

     F. Contemporaneously with the execution and delivery of this Agreement, the Company, Clearwire LLC ("CLEARWIRE1"), Fixed Wireless Holdings, LLC ("FWH") and NextNet Wireless, Inc. ("NEXTNET" and, together with Clearwire1, FWH and each of their respective Domestic Restricted Subsidiaries (as defined in the Indenture), the "GUARANTORS") and The Bank of New York (acting in such capacity, the "TRUSTEE") are executing and delivering an indenture, substantially in the form attached hereto as Exhibit D (as amended or modified from time to time, the "INDENTURE").

     G. Contemporaneously with the execution and delivery of this Agreement, the Company and the Buyers are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder.


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     H. The Notes constitute indebtedness of the Company and will be secured by a first priority, perfected security interest in certain assets of the Company and certain stock and assets of its Subsidiaries (as hereinafter defined), including certain stock and assets of the Guarantors, subject to certain exceptions, as evidenced by the pledge agreement attached hereto as Exhibit F (the "PLEDGE AGREEMENT") and the security agreement attached hereto as Exhibit G (the "SECURITY AGREEMENT" and, together with the Pledge Agreement and the other security documents listed in Exhibit H, the "SECURITY DOCUMENTS").

     I. This Agreement, the Notes, the Indenture, the Guarantees, the Registration Rights Agreement, the Security Documents, the Warrants, the Account Control Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS."

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1.   PURCHASE AND SALE OF NOTES AND WARRANTS.

          (a) Purchase of Notes and Warrants.

                    (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Initial Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Initial Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "CLOSING").

                    (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on August 5, 2005 (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022.

                    (iii) Purchase Price. The aggregate purchase price for the Initial Notes and the Initial Warrants to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Initial Notes and related Initial Warrants to be purchased by such Buyer at the Closing.

                    (iv) Purchase Price Allocation. The Company and the Buyers agree that solely for United States federal income tax purposes $850.40 per $1,000 of the Purchase Price is allocated to the Initial Notes and $149.60 per $1,000 of the Purchase Price is allocated to the Initial Warrants and such allocation of the purchase price shall be binding on all holders of the Series A Notes and the Warrants.


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          (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its portion of the Purchase Price to the Company for the Initial Notes and the Initial Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and in accordance with Section 4(j), and (ii) the Company shall deliver or caused to be delivered to each Buyer (A) the Initial Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing and (B) the Initial Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

          (c) Purchase of Remaining Notes and Remaining Warrants by Accredited Investors.

                    (i) The Buyers hereby agree that, in the event that the Buyers purchase less than $280.0 million of Initial Notes at the Closing then, at any time until the date that is thirty (30) days after the Issue Date, the Company may issue and sell to any of the "accredited investors" (within the meaning of Rule 501(a) under the Securities Act) set forth on
     Schedule 1(c), (the "SUBSEQUENT PURCHASERS"), (x) a principal amount of Notes that is $280.0 million minus the aggregate amount of Series A Notes purchased by the Buyers at the Closing (the "REMAINING NOTES") and (y) a pro rata amount of Warrants (the "REMAINING WARRANTS") (the "SUBSEQUENT CLOSING"). The Subsequent Purchasers shall be considered Buyers for the purposes of this Agreement.

                    (ii) Subsequent Purchase Price. The aggregate purchase price for the Remaining Notes and the Remaining Warrants to be purchased by each Subsequent Purchaser at the Subsequent Closing (the "SUBSEQUENT PURCHASE PRICE") shall be $1,000 for each $1,000 of principal amount of Remaining Notes and related Remaining Warrants plus accrued and unpaid interest from the Issue Date through the date of the Subsequent Closing.

                    (iii) Subsequent Purchase Price Allocation. The Company agrees and the Subsequent Purchasers are deemed to agree that solely for United States federal income tax purposes $850.40 per $1,000 of the Subsequent Purchase Price, plus accrued and unpaid interest, shall be allocated to the Remaining Notes and $149.60 per $1,000 of the Subsequent Purchase Price shall be allocated to the Remaining Warrants and such allocation of the purchase price shall be binding on all holders of the Remaining Notes and the Remaining Warrants purchased at the Subsequent Closing. Notwithstanding the foregoing, if the Subsequent Closing occurs more than thirteen days from and including the Closing, then the Subsequent Purchase Price shall be allocated (A) to the Remaining Notes in an amount equal to (x) the amount allocated to the Initial Notes for United States federal income tax purposes under Section 1(a)(iv) plus (y) the amount of original issue discount accrued on the Initial Notes for United States federal income tax purposes from their issue date through the issue date of the Remaining Notes and (B) to the Remaining Warrants in an amount equal to the Subsequent Purchase Price less the amount determined in clause (A); provided that if the Company determines in its reasonable judgment that, during the period between the issue date of the Initial Notes and the issue date of the Remaining Notes more than 13 days after the Closing, there has


                                       -4-

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     been a material change in the relative fair market values described above, the Company may allocate the Subsequent Purchase Price between the Remaining Notes and the Remaining Warrants in a manner that reflects their respective fair market values at the time of their issuance, such allocation to be subject to the consent of the Holders, which consent shall not be unreasonably withheld. If the Initial Notes and the Remaining Notes are not part of the same "issue" for United States federal income tax purposes, then the Remaining Notes issued pursuant to this section shall be Series A-1 Notes. Otherwise, the Remaining Notes issued pursuant to this section shall be Series A Notes.

                    (iv) Subsequent Closing. The date and time of the closing for any purchases of Remaining Notes and Remaining Warrants at the Subsequent Closing shall be 10:00 a.m., New York City Time, on a date that is not more than thirty (30) days after the Issue Date after notification of satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 7(f) and 7(k)) below at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022.

          (d) Buyers' Option. The Company hereby grants to each Buyer a one-time option (the "BUYERS' OPTION") to purchase, (x) up to that principal amount of Additional Notes as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers and (y) up to that number of Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite such Buyer's name in column (7) on the Schedule of Buyers by mailing a written notice of such Buyer's exercise of its Buyers' Option (a "BUYERS' OPTION PURCHASE NOTICE") to the Company and the Trustee at any time until the date that is one hundred and eighty (180) days after the Issue Date (as defined in the Indenture) (the date of the closing of any such purchase shall be referred to as a "BUYERS' OPTION PURCHASE DATE"); provided, that, at any time, the Company, with the approval of the Company's board of directors, may elect to terminate the Buyers' Option by delivering a notice to the Buyers stating that (i) the Company has entered into a letter of intent to consummate a transaction or publicly announced such a transaction which is likely to result in a Change of Control with an unaffiliated third-party on an arms' length basis and (ii) the Company has elected to terminate the Buyers' Option (the "OPTION TERMINATION NOTICE"). The Buyers shall not be permitted to exercise the Buyers' Option following the delivery of the Option Termination Notice unless the Company fails to enter into a definitive agreement pursuant to such letter of intent or public announcement within sixty (60) days of the date of the Option Termination Notice (the "STAY PERIOD"). If the Company does enter into such a definitive agreement then the Buyers' Option shall immediately terminate; however, if the Stay Period expires less than thirty (30) days before the date that is one hundred and eighty (180) days after the Issue Date, the Buyers shall be entitled to exercise the Buyers' Option during the period beginning on the expiration of the Stay Period and ending on the date that is thirty (30) days following the expiration of the Stay Period. Upon termination of the Buyers' Option, the Company shall then be deemed to have issued, and shall promptly issue, to each Buyer for no additional consideration 50% of that number of Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite such Buyer's name in column (7) on the Schedule of Buyers.

                    (i) If any Buyer elects to exercise the Buyers' Option pursuant to this Section 1(c)(i), it shall notify the Company and the Trustee at least thirty (30) days prior to the Buyers' Option Purchase Date.


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                    (ii) Interest on the Additional Notes shall accrue from the
     Interest Payment Date immediately prior to the Buyers' Option Purchase Date, or if no such Interest Payment Date has occurred, the Issue Date (such date on which such interest begins to accrue, the "INTEREST ACCRUAL DATE").

                    (iii) Buyers' Option Purchase Price. The aggregate purchase price for the Additional Notes and the Additional Warrants to be purchased by a Buyer on such Buyers' Option Purchase Date (the "BUYERS' OPTION PURCHASE PRICE") shall be the sum of (A) $1,000 for each $1,000 principal amount of Additional Notes and related Additional Warrants that such Buyer has elected to purchase, in any event not to exceed the aggregate principal amount of Additional Notes and Additional Warrants and aggregate purchase price therefor set forth opposite such Buyer's name in columns (6), (7) and
     (8), respectively, on the Schedule of Buyers, and (B) accrued and unpaid interest from the Interest Accrual Date on such Additional Notes up to but not including the Buyers' Option Purchase Date.

                    (iv) Buyers' Option Purchase Price Allocation. The Company and the Buyers agree, solely for United States federal income tax purposes, to allocate the Buyers' Option Purchase Price (A) to the Additional Notes in an amount equal to (x) the amount allocated to the Initial Notes for United States federal income tax purposes under Section 1(a)(iv) plus (y) the amount of original issue discount accrued on the Initial Notes for United States federal income tax purposes from their issue date through the issue date of the Additional Notes, less (z) the amount of interest, if any, paid on the Initial Notes prior to the issue date of the Additional Notes and (B) to the Additional Warrants in an amount equal to the Buyer's Option Purchase Price less the amount determined in clause (A); provided that if the Company determines in its reasonable judgment that during the period between the issue date of the Initial Notes and the issue date of the Additional Notes more than 13 days after the Closing, there has been a material change in the relative fair market values of the Additional Notes and the Additional Warrants from the values described above, the Company may allocate the Buyer's Option Purchase Price between the Additional Notes and the Additional Warrants in a manner that the Company and the Holders reasonably agree reflects their respective fair market values at the time of their issuance, such allocation to be subject to the consent of the Holders, such consent not to be unreasonably withheld. If the Initial Notes and the Additional Notes are not part of the same issue for United States federal income tax purposes, then the Additional Notes issued pursuant to this section shall be Series B Notes. Otherwise, the Additional Notes issued pursuant to this section shall be Series A Notes.

                    (v) Closing. The date and time of the closing for any purchases of Additional Notes and Additional Warrants upon the exercise of the Buyers' Option shall be 10:00 a.m., New York City Time, on the first Business Day on or after the date that is thirty (30) days after the Buyer provides a Buyers' Option Purchase Notice (or such other date as is mutually agreed to by the Company and such Buyer) after notification of satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Section 7(k)) below at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022.


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     2.   BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer severally represents and warrants, with respect to only itself, that:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Initial Notes and the Initial Warrants (and if Buyer elects to exercise the Buyers' Option, Buyer will acquire the Additional Notes and Additional Warrants covered by such election) and (ii) upon exercise of the Initial Warrants or, as the case may be, the Additional Warrants, will acquire the Initial Warrant Shares and the Additional Warrant Shares, respectively, issuable upon exercise of the Initial Warrants and the Additional Warrants, respectively, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (b) Institutional Accredited Investor Status. Such Buyer is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act (an "INSTITUTIONAL ACCREDITED INVESTOR"). Such Buyer is not an entity formed for the sole purpose of acquiring the Securities.

          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) No General Solicitation or Advertising. Such Buyer acknowledges that it is not purchasing the Notes and the Warrants as a result of any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television.

          (e) Independent Evaluation. Such Buyer has independently evaluated the merits of its decision to purchase the Notes and the Warrants pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of JP Morgan Securities, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Inc. or any other placement agent financial advisor in making such decision.

          (f) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment. Such Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (g) No Governmental Review. Such Buyer understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (h) Transfer or Resale. Such Buyer understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws;
(ii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144A thereunder, if available, and in compliance with any applicable state securities laws, (2) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer or
(3) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

          (i) Legends. Such Buyer understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Notes and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CLEARWIRE CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME

          OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE

----------
(1)  This paragraph should be included only if the Note is a Global Note.

          SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS

          REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.(2)

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE DATE OF THIS NOTE IS ________. THIS NOTE WAS ISSUED AS PART OF AN INVESTMENT UNIT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. IN ADDITION, THIS NOTE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE ISSUE PRICE OF THIS NOTE IS $_____ PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD FOR THIS NOTE IS ____ PERCENT PER ANNUM, COMPOUNDED SEMI-ANNUALLY, WHICH WILL BE TREATED AS THE YIELD TO MATURITY OF THIS NOTE FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

          THE COMPANY AGREES, AND EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS NOTE BY ITS PURCHASE THEREOF WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (1) TO TREAT THIS NOTE AS A CONTINGENT PAYMENT DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"),
          (2) TO ACCRUE INTEREST WITH RESPECT TO THIS NOTE AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD" DESCRIBED IN THE CONTINGENT PAYMENT REGULATIONS AND (3) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE ISSUE PRICE OF THIS NOTE AND THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE" OF THIS NOTE, IN EACH CASE WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CLEARWIRE CORPORATION, 5808

----------
(2) This paragraph should be included only if the Note is a Temporary Global Note under Regulation S.

          LAKE WASHINGTON BLVD NE, SUITE #300, KIRKLAND, WASHINGTON 98033,
          ATTENTION: TREASURY DEPARTMENT, TELEPHONE NUMBER: (425) 216-7600.

          THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE BUYERS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT. THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF AN INDENTURE, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE (THE "INDENTURE") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INDENTURE. NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THE INDENTURE.

provided, that if any such Notes are being sold pursuant to Rule 144 under the Securities Act, such legend may be removed by delivering to the Company's registrar and transfer agent and the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the Securities Act or state securities laws; and

               (ii) the certificates or other instruments representing the Warrants and, unless no longer applicable at the time of issuance, the Warrant Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:

          THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CLEARWIRE CORPORATION OR ANY AFFILIATE OF CLEARWIRE CORPORATION WAS THE OWNER OR ISSUER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE COMPANY, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (D) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (E) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
          (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE BUYERS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO

          COMPLY WITH THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY AND THE BUYERS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(a) OF THIS WARRANT.

provided, that the first paragraph of such legend may be removed from certificates representing the Warrants in connection with a sale pursuant to an effective registration statement under the Securities Act; and, provided, further, that, if any such Warrants are being sold pursuant to Rule 144 under the Securities Act, such legend may be removed by delivering to the Company's registrar and transfer agent and the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the Securities Act or state securities laws.

          (j) Consent. Such Buyer consents to the Company making a notation on its records or giving instructions to the Trustee and any transfer agent of the Class A Common Stock in order to implement the restrictions on transfer set forth and described herein.

          (k) Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Buyer will execute, deliver and file and otherwise reasonably assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

          (l) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and, assuming the due execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (m) Residency. For purposes of U.S. securities laws, such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company and each of the Guarantors (as applicable), jointly and severally, represent and warrant to each of the Buyers that, except as set forth on the schedules attached to this Agreement:

          (a) Organization and Qualification. The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of the Company and each of the Guarantors (as applicable) to perform their respective obligations under the Transaction Documents. Set forth on Schedule 3(a)(i) is a true, correct and complete list of all Subsidiaries of the Company and set forth on Schedule 3(a)(ii) is a true, correct and complete list of all Material Subsidiaries of the Company. Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement other than as set forth on Schedule 3(a)(iii). Other than the Subsidiaries set forth on Schedules 3(a)(i) and 3(a)(ii) and except as set forth on Schedule 3(a)(iii) and Schedule 3(a)(iv), neither the Company nor any of its Subsidiaries (i) has or holds, either directly or indirectly, any capital or any other equity securities or interest in, or control (whether by the ownership or control or direction of any securities or any other voting or participating interest or by contract) of, any other Person or (ii) is obligated to make or be bound by any written, oral or other agreement, contract or understanding of any nature as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in, or capital contribution to, any other Person. For purposes of this Agreement, (i) "SUBSIDIARIES" means: (a) any company or limited liability company, fifty percent (50%) or more of whose outstanding voting shares or interests are owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and by one or more of its Subsidiaries, and includes each of the companies and limited liability companies identified in Schedule 3(a)(i) as a Subsidiary; (b) any general partnership, fifty percent (50%) or more of whose outstanding partnership interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; and (c) any limited partnership, of which the Company or any of its Subsidiaries is a general partner, and "SUBSIDIARY" means any one of them and (ii) "MATERIAL SUBSIDIARIES" means each Subsidiary with more than $10,000,000 in total assets and each Spectrum Entity (as defined in the Indenture) and "MATERIAL SUBSIDIARY" means any one of them.

          (b) Authorization; Enforcement; Validity. Each of the Company and the Guarantors (to the extent that they are parties) has the requisite power and authority to enter into and perform their respective obligations under the Transaction Documents and, with respect to the Company, to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by each of the Company and the Guarantors (as applicable) and the consummation by each of the Company and the Guarantors (as applicable) of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Guarantees and the Warrants, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company's or the Guarantors' (as applicable) Board of Directors, respectively, or Manager (as applicable) and (other than (i) the filing of appropriate UCC financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Security Documents, (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iii) the filing of a Form D with respect to the Notes and Warrants as required under Regulation D, (iv) such filings required under applicable securities or "Blue Sky" laws of the states of the United States and (v) such filings as may be required under any rule or regulation promulgated by the Federal Communications Commission (all of the foregoing, the "REQUIRED APPROVALS")) no further filing, consent, or authorization is required by the Company or the Guarantors (as applicable), their respective Boards of Directors or Manager (as applicable) or their respective stockholders or members (as applicable) in connection therewith. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each of the Guarantors (as applicable) and constitute the legal, valid and binding obligations of the Company or the Guarantors (as applicable), enforceable against the Company or the Guarantors (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (c) Issuance of Securities. The Notes and Warrants have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Notes by the Trustee) or the Warrants, as the case may be, and paid for as provided herein, will be free from all taxes, liens and charges with respect to the issuance (but not the acquisition, holding or disposition caused by any Buyer) thereof and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Guarantees have been duly authorized by the Company and each of the Guarantors, and when duly executed by each of the Guarantors (assuming due authentication of the Notes by the Trustee) and paid for as provided herein, will constitute legal, valid and binding agreements of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. Upon issuance and delivery of the Warrants in accordance with the terms of this Agreement and the Warrants, the Warrants will be exercisable into Class A Common Stock at the option of the holder thereof in accordance with the terms of the Warrants. As of the Closing, a number of shares of Class A Common Stock shall have been duly authorized and reserved for issuance, free of pre-emptive or similar rights (except those that have been previously waived), sufficient for the purpose of enabling the Company to satisfy its obligations to issue the Warrant Shares upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive rights (except those that have been previously waived), and such Warrant Shares will not be subject to any stamp, issue or similar taxes (excluding, for the avoidance of doubt, income and withholding taxes), liens and charges on the issue (but not the acquisition, holding or disposition caused by any Buyer) thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. Assuming the accuracy of the representations of the Buyers in Section 2 hereof (and in the Recertification Letter (as defined in the Warrants) in connection with the offer and issuance of Warrant Shares) and their compliance with the agreements set forth in the Transaction Documents, the offer and issuance by the Company of the Securities to the Buyers is (or will be in the case of the Warrant Shares) exempt from registration under the Securities Act.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and each of Guarantors (as applicable) of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(o)) or the Bylaws (as defined in Section 3(o)) or any of the organizational documents of any of the Guarantors or any other Material Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, any Guarantor or any other Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, any Guarantor or any other Subsidiary or by which any property or asset of the Company, any Guarantor or any other Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

          (e) Consents. Other than the Required Approvals, none of the Company and the Guarantors (as applicable) or any other Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company, the Guarantors or any other Subsidiary are required to obtain prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

          (f) No General Solicitation; Placement Agent's Fees. None of the Company, the Guarantors, any of their respective affiliates and any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable and documented attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged JP Morgan Securities, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Inc. as placement agents (each an "AGENT" and, collectively, the "AGENTS") in connection with the sale of the Notes and the Warrants. Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

          (g) No Integrated Offering. None of the Company, its Subsidiaries, the Guarantors, any of their respective affiliates and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act. None of the Company, its Subsidiaries, the Guarantors, their respective affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

          (h) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership capital stock (including, without limitation, of Class A Common Stock) or a change of control of the Company.

          (i) Financial Statements. As of their respective dates, the unaudited condensed consolidated financial statements of the Company and its Subsidiaries for the quarter ended March 31, 2005 and the condensed consolidated audited financial statements of the Company and its Subsidiaries for the year ended December 31, 2004 complied as to form in all material respects with applicable accounting requirements. Such financial statements, including the notes thereto, have been prepared in all material respects in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied, during the periods involved, except that the unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject in the case of the unaudited financial statements to normal year-end audit adjustments. The financial statements of the Company for the year ended December 31, 2004 and for the quarterly period ended March 31, 2005 are attached hereto as Exhibit L.

          (j) Absence of Certain Changes. Since December 31, 2004, no event or circumstance has occurred which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Guarantor or any other Material Subsidiary has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or any Guarantor or other Material Subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any Guarantor or other Material Subsidiary is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will be Insolvent (as defined below). For purposes of this
Section 3(j), "INSOLVENT" means with respect to the Company or any Guarantor:
(i) the present fair saleable value of the assets of the Company or such Guarantor or other Material Subsidiary is less than the amount required to pay the total Indebtedness (as defined in the Indenture) of the Company or such Guarantor or other Material Subsidiary, (ii) the Company or such Guarantor is unable to pay its debts and liabilities as such debts and liabilities, whether subordinated, contingent or otherwise, become absolute and matured, (iii) the Company or such Guarantor or other Material Subsidiary intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company or such Guarantor has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

               (i) Except as set forth on Schedule 3(j)(i) and except as contemplated by the Transaction Documents, since December 31, 2004, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

                    (A) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $1,000,000 individually or $2,500,000 in the aggregate, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

                    (B) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Material Subsidiaries, except in the ordinary course of business and consistent with past practice;

                    (C) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

                    (D) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or any of its Subsidiaries;

                    (E) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any Intellectual Property (as defined below) (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

                    (F) any creation of any Lien (as defined in the Indenture) on any property of the Company or any of its Material Subsidiaries;

                    (G) any write-downs of the value of any asset of the Company or its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

                    (H) any cancellation of any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries;

                    (I) any material increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $350,000;

                    (J) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or any of its Subsidiaries resulting in any liability, loss, claim, damages, costs or expenses in excess of $1,000,000 individually or $2,500,000 in the aggregate;

                    (K) any resignation or termination of any executive officer or group of employees of the Company or any of its Material Subsidiaries; or

                    (L) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (A) through (L).

          (k) Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 3(k), or as incurred by the Company or any of its Material Subsidiaries in the ordinary course of business and consistent with past practice, neither the Company nor any Material Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on the balance sheet of the Company and its Material Subsidiaries as of March 31, 2005, which is included in the Financial Statements.

          (l) Conduct of Business; Regulatory Permits. Except as set forth on
Schedule 3(l), neither the Company nor any of its Material Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(l), the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Nothing set forth on Schedule 3(l) is reasonably expected to result in a Material Adverse Effect; however, the foregoing does not apply to anything set forth on Schedule 3(l) with respect to the Company's ability to acquire additional spectrum rights in the future in accordance with its business plan.

          (m) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (n) Transactions With Affiliates. Except as disclosed on Schedule 3(n)(i), there have not been any material transactions or loans (including guarantees of any kind) between the Company or any of its Subsidiaries and (i) other Persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company or any of its Subsidiaries, (ii) individuals owning, directly or indirectly, an interest in the voting power of the Company or any of its Subsidiaries that gives them significant influence over the Company or any of its Subsidiaries,
(iii) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company or any of its Subsidiaries, including directors and senior management of companies and close members of such individuals' families, and (iv) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any Person described in (ii) or (iii) or over which such a Person is able to exercise significant influence (including enterprises owned by directors or major stockholders of the Company or any of its Subsidiaries and enterprises that have a member of key management in common with the Company or any of its Subsidiaries). For purposes of this Section 3(n): (i) significant influence over an enterprise is the power to control the financial and operating policy decisions of the enterprise; and (iii) stockholders beneficially owning a 5% interest in the voting power of the Company or any of its Subsidiaries are presumed to have a significant influence on the Company or any of its Subsidiaries. Except as disclosed on Schedule 3(n)(ii), no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company's board of directors. Except as disclosed on
Schedule 3(n)(iii), Craig McCaw does not own, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), and is not an officer of any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor or sales agent or material customer of, or lender to or borrow from, the Company or any of its Subsidiaries. No immediate family member of Craig McCaw owns any material interest in any Person that is a party to any material agreement with the Company of any its Subsidiaries. Except as disclosed on Schedule 3(n)(iv), no officer, director, stockholder or other security holder of the Company or any of its Subsidiaries owns, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of business.

          (o) Equity Capitalization. As of August 2, 2005, after giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, of which 165,748,763 shares are issued and outstanding; (ii) 100,000,000 shares of Class B Common Stock, par value $0.0001 per share (the "CLASS B COMMON STOCK", and together with the Class A Common Stock, collectively referred to herein as the "COMMON STOCK"), of which 56,072,860 shares are issued and outstanding; and (iii) 5,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding. The Class B Common Stock is convertible into Class A Common Stock on a one-for one basis at the option of the holders. Other than with respect to voting and conversion rights as set forth in the Certificate of Incorporation, all other rights, such as voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of Class B Common Stock are identical to that of the shares of Class A Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(o)(i), none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed on Schedule 3(o)(ii), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Material Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Material Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Material Subsidiaries or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Material Subsidiaries. Except as disclosed on Schedule 3(o)(iii), there are no agreements or arrangements under which the Company or any of its Material Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement). Except as disclosed on Schedule 3(o)(iv), there are no outstanding securities or instruments of the Company or any of its Material Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Material Subsidiaries is or may become bound to redeem, repurchase or otherwise acquire or retire a security of the Company or any of its Material Subsidiaries. Except as disclosed on Schedule 3(o)(v), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto. Set forth on
Schedule 3(o)(vi) is a true, correct and complete list of the record holders of shares of capital stock of the Company and each of its Material Subsidiaries as of the date hereof. As of the date specified therein, such holders own of record all the outstanding capital stock of the Company and each such Material Subsidiary, each of them so owning the number of shares set forth opposite such holder's name on Schedule 3(o)(vi). Set forth on Schedule 3(o)(vi) is a true, correct and complete list (except as otherwise noted on such schedule) of the record holders of options and warrants exercisable for shares of capital stock of the Company and its Material Subsidiaries. Except as disclosed on Schedule 3(o)(vii), the shares held by the Company or any of its Subsidiaries are held free and clear of all liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock, except for restrictions under securities laws. There are no bonds, debentures, notes or other indebtedness or securities of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Subsidiaries of the Company or their respective Subsidiaries may vote.

          (p) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(p), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) in excess of $1,500,000 individually or $3,000,000 in the aggregate, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. Excluding obligations under spectrum leases and inter-company loans, Schedule 3(p) provides a description of the material financial terms of any outstanding Indebtedness of the Company and its Subsidiaries in excess of $1,500,000 individually or $3,000,000 in the aggregate. Other than Permitted Liens (as defined in the Indenture), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries. For purposes of this Agreement, "INDEBTEDNESS" of any Person shall have the meaning set forth in Section 1.1 of the Indenture.

          (q) Absence of Litigation. Except as set forth on Schedule 3(q), there is no action, suit, claim, arbitration, proceeding, inquiry or investigation, whether at law or in equity, before or by any court, public board, Governmental Authority (as defined below), self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries, any of their respective properties or assets or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such except as would not result, individually or in the aggregate, in a Material Adverse Effect. The foregoing includes, without limitation, suits, actions, claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of the Company's or its Subsidiaries' employees, their use in connection with the business of the Company or its Subsidiaries of any information or techniques allegedly proprietary to such former employers or their obligations under any agreements with prior employers. There is no outstanding judgment, order, injunction or decree of any governmental or regulatory authority or arbitrator against the Company, its Subsidiaries, or to the knowledge of the Company, against any of their respective properties, assets or business except as would not result, individually or in the aggregate, in a Material Adverse Effect. Nothing set forth on Schedule 3(q) is reasonably expected to result in a Material Adverse Effect.

          (r) Insurance. The Company and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Material Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage that is material to the business of the Company and that has been sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (s) Employee Relations. (i) The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) under the Securities Act), key employee or group of employees has notified the Company that such officer, employee or group intends to leave the Company or otherwise terminate such officer's, employee's or group's employment with the Company. No executive officer or key employee of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer and key employee does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Material Subsidiaries.

               (iii) Since the Company's inception, neither the Company nor its Material Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Material Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. Except as set forth on Schedule 3(s), there are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Material Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company's inception there has not been, any representation of the employees of the Company or its Material Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Material Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Material Subsidiaries.

          (t) Real Property and Other Assets. Except as set forth on Schedule 3(t), the Company and its Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Material Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for Permitted Liens (as defined in the Indenture) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Material Subsidiaries. Any real property and facilities held under lease by the Company and any of its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. There exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect. All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All tangible assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.

          (u) Intellectual Property Rights. (i) Schedule 3(u)(i) sets forth a true and complete list of all (i) Registered or otherwise material Owned Intellectual Property and (ii) material Licensed Intellectual Property other than intellectual property rights licensed in conjunction with acquisition of computer hardware, software, and other products used in the ordinary course of business.

               (ii) Except to the extent as would not have a Material Adverse Effect, all Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto. To the knowledge of the Company and except to the extent as would not have a Material Adverse Effect, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto; provided, however, that the Company represents, without any knowledge qualification, that no Material Adverse Effect could reasonably be expected to be caused by the failure of any Licensed Intellectual Property to be valid, subsisting or enforceable, nor could a Material Adverse Effect reasonably be expected to be caused by any outstanding order, judgment or decree restricting its use or adversely affecting the Company or its Subsidiaries' rights thereto.

               (iii) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is violating or has violated any Intellectual Property rights. Except as set forth in Schedule 3(u)(iii), there are no suits, actions, reissues, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute proceedings or other proceedings (collectively, "SUITS") pending, or to the knowledge of the Company, threatened, concerning any claim that the Company or any of its indemnitees have violated any Intellectual Property rights.

               (iv) Except as set forth on Schedule 3(u)(iv), there are no Suits or claims pending, or to the knowledge of the Company, threatened, concerning the Owned Intellectual Property, and, to the knowledge of the Company, no valid basis for any such Suits or claims exists. Except as set forth on Schedule 3(u)(iv), to the knowledge of the Company, there are no Suits or claims pending or threatened concerning the Licensed Intellectual Property or the right of the Company or any Subsidiary to use the Licensed Intellectual Property, and no valid basis for any such Suits or claims exists.

               (v) The Company and its Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently conducted and as currently contemplated to be conducted in the future, except as such failure would not have a Material Adverse Effect. All such rights are free of all Liens (as defined in the Indenture) and, except as set forth in Schedule 3(u)(v), are fully assignable by the Company and its Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction. The completion of the transactions contemplated by this Agreement will not alter or impair the ownership or right of the Company or any Subsidiary to use any of the Business Intellectual Property. The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is used in, contemplated to be used in, or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in the future. To the knowledge of the Company, no Person is violating any Business Intellectual Property.

               (vi) The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except (other than with respect to any Collateral) where any failure to make such payments or filings would not have a Material Adverse Effect. All documentation necessary to confirm and effect the Company's and its Subsidiaries' ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

               (vii) Except as set forth in Schedule 3(u)(vii), no Person other than the Company and its Subsidiaries has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the Owned Intellectual Property. Except as set forth in Schedule 3(u)(vii), neither the Company nor any of its Subsidiaries has granted any options, licenses, assignments or agreements of any kind relating to (i) ownership of rights in Owned Intellectual Property; or (ii) the marketing or distribution of Owned Intellectual Property.

               (viii) Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property, except for customary infringement indemnities agreed to in the ordinary course of business and included as part of the Company's or its Subsidiaries' contracts for the license or sale of products or services. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to the Intellectual Property of the Company or its Subsidiaries.

               (ix) All inventors, including current or former employees of the Company and its Subsidiaries, are appropriately named as inventors on any issued patent or pending patent application listed in Schedule 3(u)(i) as being owned by the Company or its Subsidiaries, as applicable. Notwithstanding the foregoing, all such inventors have assigned their right, title and interest in such issued patents or patent applications to the Company or its Subsidiaries, as the case may be, or their predecessors in interest to such patents or patent applications, except where the failure to so assign would not have a Material Adverse Effect. The Company is not aware of any prior art material to the patentability of the inventions claimed in any patents and pending patent applications listed in Schedule 3(u)(i) as being owned by the Company or its Subsidiaries that has not been disclosed to the U.S. Patent and Trademark Office. For each patent, pending patent application, and disclosure listed in
Schedule 3(u)(i) as being owned by the Company or its Subsidiaries, each of the Company and its Subsidiaries has complied with any applicable contractual obligations, laws, rules, or regulations, regarding inventions conceived or reduced to practice under a grant or other support from an agency or entity of the U.S. government, in whole or in part, including without limitation any requirements to elect to retain title to any federally funded invention except where the failure to so comply would not have a Material Adverse Effect.

               (x) Except as set forth on Schedule 3(u)(x), each former and current employee, officer, contractor, agent and consultant of the Company and its Subsidiaries has executed and delivered to the Company or a Subsidiary of the Company an agreement providing for the assignment to and ownership by the Company or a Subsidiary of the Company, as applicable, of all inventions and work product produced by such Person in the course of his or her employment or other engagement with the Company or any of its Subsidiaries. Except as set forth in Schedule 3(u)(x), to the knowledge of the Company, no Person (other than the Company or a Subsidiary of the Company) has any reasonable basis for claiming any right, title or interest in and to any such Business Intellectual Property. The Company is not aware that any employees of the Company or any of its Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Business in any material respect.

               (xi) The Company has no knowledge of any violation, or any claim of any violation, by any of the Company's or its Subsidiaries' employees, officers or consultants of any non-disclosure, non-competition, non-solicitation, assignment of inventions or similar agreements or obligations that such employee or consultant has with either the Company, any of its Subsidiaries or any third party. The Company has not received any notice alleging that any such violation has occurred.

               (xii) The Company has taken all reasonable measures to protect the secrecy and confidentiality of all Trade Secrets used in the Business (collectively, "BUSINESS TRADE SECRETS"), including, but not limited to, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets. None of the Business Trade Secrets has, to the knowledge of the Company, been disclosed or has been authorized to be disclosed to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the Business or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interests of the Company and its Subsidiaries in and to such matters. To the knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has been made.

               (xiii) All material Computer Software that is used in or held for use in the Business is in machine readable form and is in good working condition (normal wear and tear excepted). To the knowledge of the Company, such Computer Software (i) contains no Disabling Devices; and (ii) other than those errors and defects inherent in Computer Software that are generally known within the information technology industry, has not suffered from any material and recurring malfunctions since January 1, 2002 that has not been remedied in all material respects.

               (xiv) Except as set forth on Schedule 3(u)(xvii), there are no Suits or claims that are pending, or, to the knowledge of the Company, that have been threatened by or against the Company or any of its Subsidiaries, concerning any Computer Software, Computer Hardware or Data that is used in or held for use in the Business, and, to the knowledge of the Company, there is no valid basis for any such Suits or claims.

               (xv) For purposes of this Section 3(u), the following terms shall have the following meanings:

"BUSINESS" means the respective businesses of the Company and the Company's Subsidiaries.

"BUSINESS INTELLECTUAL PROPERTY" means the Owned Intellectual Property and the Licensed Intellectual Property, and all Computer Software, Computer Hardware and Data.

"COMPUTER HARDWARE" means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment.

"COMPUTER SOFTWARE" means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form (including, but not limited to, all of the foregoing that is installed on the Computer Hardware) and all documentation, including user manuals relating to the foregoing.

"DATA" means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

"DISABLING DEVICES" means computer software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

"INTELLECTUAL PROPERTY" means all (a) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including, but not limited to, all extensions, modifications and renewals of same; (b) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including, but not limited to, divisions, continuations and continuations-in-part and including, but not limited to, extensions and reissues; (c) Trade Secrets; (d) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, but not limited to, rights to recover for past, present and future violations thereof.

"LICENSED INTELLECTUAL PROPERTY" means Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

"OWNED INTELLECTUAL PROPERTY" means Intellectual Property owned by the Company or its Subsidiaries.

"REGISTERED" means issued, registered, renewed or the subject of a pending application.

"TRADE SECRETS" means confidential and proprietary information, trade secrets and know-how, including, but not limited to, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

          (v) Compliance with Applicable Laws. (i) Each of the Company and its Subsidiaries are in compliance with all applicable Legal Requirements, including, without limitation, laws, statutes, codes, regulations, standards (including consent decrees and administrative orders) at any time in effect relating to the environment, hazardous materials and occupational safety and health and to the status of the Company or its Subsidiaries as a contractor with any Governmental Authority, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(v), no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened. For purposes of this Agreement, "LEGAL REQUIREMENT" means any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority, and "GOVERNMENTAL AUTHORITY" means any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

               (ii) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company or its Subsidiaries with any laws or statutes, regulation, code, plan, order (including consent decrees and administrative orders), judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect, relating to pollution or protection of the environment or, to the knowledge of the Company, which may give rise to any common law or legal liability of the Company or its Subsidiaries including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, or similar federal, state, county, municipal, or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting the Company or its Subsidiaries, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste ("HAZARDOUS SUBSTANCE").

               (iii) There has been no release, discharge, deposit, disposal or contamination (collectively "Release") of or by a Hazardous Substance caused by the Company or any of its Subsidiaries or any person or entity lawfully acting by or through the Company or any of its Subsidiaries on, under or contiguous to any property owned or leased by the Company or any of its Subsidiaries, except for such instances of Release as would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

               (iv) To the knowledge of the Company, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by the Company, its Subsidiaries or any Person lawfully acting by or through the Company or its Subsidiaries has been disposed of or treated at any site or location, other than property leased or owned by the Company or its Subsidiaries, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which the Company or any of its Subsidiaries has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any person or entity for removal, remedial, response, corrective action, abatement or cleanup.

          (w) Subsidiary Rights. Except as set forth on Schedule 3(w), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (x) Tax Status. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, state, local and provincial income and all other tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject and all such tax returns, reports and declarations are complete and accurate in all material respects, (ii) has paid all taxes and other governmental assessments and charges that are due (whether or not shown as due) and payable by it on such returns, reports and declarations, except those being contested in good faith for which adequate reserves have been accrued on the Company's latest balance sheet and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and which such taxes are not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. There are no liens with respect to any taxes upon any of the assets or properties of the Company or any of its Subsidiaries other than for taxes that are not yet due and payable. The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

          (y) Ranking of Notes. No Indebtedness of the Company or any of its Subsidiaries is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise. Except as set forth on Schedule 3(y), no Indebtedness of the Company or any of its Subsidiaries is pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

          (z) Independent Accountants. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company as of July 21, 2005, are independent public accountants within the meaning of the Securities Act.

          (aa) Investment Company. Neither the Company nor any entity which it "controls" (as defined by the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT")) is, and, after giving effect to the offering and sale of the Notes and Warrants and the application of the proceeds thereof, will be, required to seek an order permitting registration, under the Investment Company Act. No entity, which is organized under any "State" (as defined in the Investment Company Act) and which is "controlled" (as defined by the Investment Company Act) by the Company, is required to register under the Investment Company Act. To the Company's knowledge, no entity which "controls" (as defined by the Investment Company Act) the Company is registered, or is required to register or seek an order permitting registration, under the Investment Company Act.

          (bb) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Buyers contained in Section 2 hereof and the Buyers' compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (cc) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (dd) Sarbanes-Oxley Act. The Company, each of its Subsidiaries and, to the knowledge of the Company, each of their respective directors and executive officers, in their capacities as such, are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

          (ee) Internal Accounting Controls. The Company and each of its Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (ff) Transfer Taxes. On the Closing Date, all applicable stock transfer or other similar taxes (excluding, for the avoidance of doubt, any income or similar taxes of the Buyers) that are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

          (gg) Material Subsidiaries. No Subsidiary other than the Spectrum Entities (as defined in the Indenture) holds material Communication Authorizations (as defined below) issued by the FCC or any Collateral.

          (hh) Communication Authorizations. The Company and the Subsidiaries have filed with the FCC all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC, except where the failure to so file would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, all Communications Authorizations are in full force and effect and, to the knowledge of the Company, there are no pending modification, amendment or revocation proceedings initiated by the FCC or any equivalent authority in any jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect. Fees due and payable to domestic and foreign Governmental Authorities pursuant to the rules governing

Communications Authorizations held by the Company and its Subsidiaries have been timely paid, except as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of the Communications Authorizations, as applicable, and there is no condition of which the Company or any of the Subsidiaries has received notice, nor, to the knowledge of the Company, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Authorizations, or the imposition of a penalty or fine by any domestic or foreign Governmental Authority, except, in each case, as would not have a Material Adverse Effect. The Company and the Subsidiaries have all necessary consents, authorizations and approvals to utilize the Communication Authorizations in the manner and for the purposes described in the due diligence materials previously provided by or on behalf of the Company to each Buyer. For purposes of this Agreement, "COMMUNICATION AUTHORIZATIONS" means all licenses, permits, orders, spectrum leasing arrangements and FCC approvals thereof or other authorizations issued to the Company and its Subsidiaries by the FCC, and any equivalent authority in each other jurisdiction in which the Company or any of its Subsidiaries operates or as presently proposed to be operated.

               (i) Schedule 3(hh)(i) accurately identifies each of the FCC Licenses (as defined in the Indenture) held by the Company or its Subsidiaries. Each of the FCC Licenses described in Schedule 3(hh)(i) is held by a Spectrum Entity, except as may be set forth on Schedule 3(hh)(i), is on the date hereof in effect, has not been revoked, cancelled or forfeited, has not expired, is not subject to any conditions other than conditions that appear on the face of such FCC License or conditions that are otherwise generally applicable to licenses issued by the FCC for the same service.

               (ii) Schedule 3(hh)(ii) separately and accurately identifies each of the Spectrum Leases (as defined in the Indenture) held by the Company and its Subsidiaries. Each of the Spectrum Leases identified in Schedule 3(hh)(ii) authorizes the Spectrum Entity designated as the lessee under such Spectrum Lease to use spectrum in the service and the channel block set forth on Schedule 3(hh)(ii). To the knowledge of the Company, each lessor of the Spectrum Leases set forth on Schedule 3(hh)(ii) is the holder of a license from the FCC (the "Underlying License") authorizing such lessor to operate in the service and on the channel block designated for each Spectrum Lease and within a geographic area that includes the geographic are authorized by the Spectrum Lease; and, except as may be set forth on Schedule 3(hh)(ii), to the knowledge of the Company, the Underlying License for each such Spectrum Lease is on the date hereof in effect, has not been revoked, cancelled or forfeited, and has not expired. Except as may be set forth on Schedule 3(hh)(ii), all Spectrum Leases requiring the approval of the FCC under the FCC's spectrum leasing rules have received such approval except where the failure to do so would not have a Material Adverse Affect on the Company and its Subsidiaries taken as a whole.

          (ii) Contracts. Schedule 3(ii) contains a true, correct and complete list or description of all current written contracts, agreements, arrangements and other instruments ("CONTRACTS") to which the Company or any of its Subsidiaries is a party which: (a) are with any Governmental Authority (other than for Communications Authorizations), (b) are material to the Business Intellectual Property, including but not limited to Contracts granting the Company or its Subsidiaries rights to use the Business Intellectual Property and trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (c) are otherwise material to the business, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole. All Contracts are valid, binding and in full force and effect as to the Company and its Subsidiaries, and there is no default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or its Subsidiaries nor, to the knowledge of the Company, in the performance of any other party to any such Contracts except where such default would not have a Material Adverse Effect. The Company has not entered into and is not planning to enter into any side letters, contracts or other agreements with any of the Buyers other than the Transaction Documents. Neither the Company nor any of its Subsidiaries is currently a party to any oral contract of the nature that would require disclosure under this Section 3(ii) if such oral contract were in writing.

          (jj) Benefit Plans. (i) Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "CODE") (i) has been determined by the Internal Revenue Service (the "IRS") to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status, and (ii) has or will be submitted to the IRS for a determination that it continues to be tax qualified in accordance with GUST (as defined in Revenue Procedure 2001-55, 2001-49 I.R.B. 552 (Nov. 15, 2001)) before the end of the GUST remedial amendment period (as set forth in that same Revenue Procedure or subsequent guidance from the IRS). There have been no prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to any Benefit Plan, except to the extent there is an exemption available under
Section 4975(d) of the Code or Section 408 of ERISA, or a class or individual exemption issued by the Department of Labor. For purposes of this Agreement, "BENEFIT PLAN" shall mean any pension, retirement, savings, deferred compensation or profit-sharing plan, any stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding.

               (ii) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(jj), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA). There are no applications pending with the IRS or the United States Department of Labor under any voluntary compliance program regarding any Benefit Plan. Each of the Company and its Subsidiaries has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, each of the Company and its Subsidiaries has paid all contributions in accordance with the terms of the applicable Benefit Plan (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements.

               (iii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (C) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date or the Buyers' Option Purchase Date, (D) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any "parachute payment" (within the meaning of Section 280G of the Code) under any Benefit Plan.

               (iv) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

          (kk) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) contain accurate records in all material respects of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

          (ll) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the "PATRIOT ACT") and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control ("OFAC"), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the "ANTI-MONEY LAUNDERING/OFAC LAWS").

          (mm) Business Practices. Neither the Company, its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything else of value to any government official or employee of any political party, for the purpose of inducing or rewarding any action by the official favorable to the Company or its Subsidiaries in violation of applicable laws.

          (nn) Pledged Entities. The Company is the beneficial owner of all of the capital stock or other ownership interests of each of the Pledged Entities. All domestic spectrum assets are owned by the Pledged Entities and their respective Domestic Restricted Subsidiaries that are Guarantors. Neither NextNet Wireless, Inc., Clearwire LLC nor any of their respective Subsidiaries owns any Communications Authorizations.

          (oo) Eagle River Holdings, LLC. Eagle River Holdings, LLC is a McCaw Person (as defined in the Indenture).

     4. COVENANTS.

          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Notes, the Guarantees and Warrants as required under Regulation D and to provide a copy thereof to counsel for the Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States.

          (c) Use of Proceeds. Other than the Initial Collateral Funds and Additional Collateral Funds to be paid to the Collateral Agent pursuant to
Section 4(j), the proceeds from the sale of the Notes, Guarantees and Warrants will be used by the Company for any business conducted or proposed to be conducted by the Company and its Subsidiaries (as defined in the Indenture) on the date hereof and other businesses reasonably related, complementary or ancillary thereto or a reasonable extension or expansion thereof. Notwithstanding the preceding sentence, the Company will not use the proceeds from the sale of the Notes, Guarantees or Warrants for the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries if such repayment is prohibited by the Indenture or for the redemption or repurchase of any of the Company's or its Subsidiaries' equity securities, except as permitted under the Indenture, or transfer such proceeds to an Unrestricted Subsidiary (as defined in the Indenture).

          (d) Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the

Company will, during any period in which it is not subject to Section 13 or 15(d) under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), make available to the Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

          (e) Fees and Expenses.

               (i) The Company shall pay or reimburse, on the Closing Date, the reasonable and documented expenses of all legal counsel to the Buyers (including Schulte Roth & Zabel LLP and Shearman and Sterling LLP), incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents in an aggregate amount not to exceed $850,000. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes and Warrants to the Buyers.

               (ii) The Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees (including fees of its counsel), costs and expenses
(A) incident to the preparation, issuance, execution, authentication and delivery of the Securities and (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under United States federal and state laws.

          (f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) to an Institutional Accredited Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities; provided, that any such pledgee shall not foreclose on such pledge other than in compliance with the transfer restrictions set forth in
Section 2(h) hereof. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

          (g) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights (except those that have been previously waived), after the Closing Date, a number of shares of Class A Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Warrant Shares upon exercise of the Warrants.

          (h) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any Legal Requirement, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (i) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Buyer has the right to purchase any Additional Notes, the Company will not issue any Notes or Guarantees other than to the Buyers (including any Subsequent Purchasers) as contemplated hereby and in the Indenture, and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Guarantees. For so long as any Warrants remain outstanding or any Buyer has the right to purchase any Additional Warrants, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock at a price that may vary with the market price of the Class A Common Stock, including by way of one or more reset(s) to any fixed price unless (i) the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Class A Common Stock into which any Warrant is exercisable or (ii) the anti-dilution provisions of the Warrants operate to adjust the Exercise Price of the Warrants as if such security was issued at such price as of the date such price is reset or adjusted. For so long as any Warrants remain outstanding or any Buyer has the right to purchase any Additional Warrants, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any shares of Class A Common Stock in excess of that number of shares of Class A Common Stock which the Company may issue upon exercise of the Warrants, including the Additional Warrants, without breaching the Company's obligations under the rules or regulations of the principal market on which the shares of Class A Common Stock are listed for trading, if any.

          (j) Deposit of Collateral Funds; Security Interest. On the Closing Date, the portion of the Purchase Price constituting the Initial Collateral Funds shall be paid by the Buyers directly to the Collateral Agent, and on any Buyers' Option Purchase Date, the portion of the Buyers' Option Purchase Price constituting the Additional Collateral Funds shall be paid by the applicable Buyer directly to the Collateral Agent. The Collateral Agent, on behalf of the Buyers, shall have a valid perfected first priority Lien in the Collateral Account and all cash, cash equivalents, instruments, securities (including any Governmental Securities) and other financial or other assets which are maintained from time to time in the Collateral Account.

          (k) General Solicitation. None of the Company, any of its affiliates (for purposes of this Section 4(k), as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (l) Integration. None of the Company, any of its affiliates (for the purpose of this Section 4(l), as defined in Rule 501(b) under the Securities
Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act.

          (m) Publicity. Prior to the effective date of the registration statement relating to the Qualified IPO (as defined in the Indenture)(and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), the Buyers shall not issue any press release or otherwise make any public statement, filing or other communication related to this Agreement, any other Transaction Document, or any of the transactions contemplated hereby or thereby, without the prior consent of the Company (such consent not to be unreasonably withheld), except if such disclosure is required by law or the rules of any national stock exchange or automated quotation system, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not (a) prior to the effective date of the registration statement relating to the Qualified IPO (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), publicly disclose the name of any Buyer or include the name of any Buyer, without the prior written consent of such Buyer in any other press release or public statement or filing, except to the extent the Company has received a legal opinion that such disclosure is required by law, in which case the Company shall provide such Buyer with prior notice of such disclosure or (b) except if such disclosure is required by law, disclose the name of any Buyer or include the name of any Buyer without the prior written consent of such Buyer (which consent shall not be unreasonably withheld or delayed), to any third party or in any materials prepared for any third party. This Section 4(m) shall not apply to the provision of documentation to potential investors in connection with any potential financings, mergers or acquisitions involving the Company.

          (n) Withholding Tax. Each Buyer shall deliver to the Company either
(i) two (2) copies of a properly completed and duly executed applicable Internal Revenue Service Form W-8 (claiming an exemption under an applicable United States income tax treaty) or W-9 that establishes a complete exemption from United States withholding tax or (ii) a certificate to the effect that such Buyer is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code, and two (2) copies of a properly completed and duly executed Internal Revenue Service Form W-8BEN or Form W-8IMY transmitting one or more Form W-8BENs. Each Buyer will provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon to the extent that it may lawfully do so.

          (o) Capital Stock. Prior to a Qualified IPO or a Change of Control, the Company shall not amend any voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class of the capital stock of the Company in a manner that would be materially adverse to any Buyer and that treats such Buyer in a different manner than (i) the other Buyers holding Class A common stock, or securities convertible into or exercisable or exchangeable for Class A common stock or (ii) other holders of Class A common stock of the Company, in each case without the prior written consent of such Buyer.

          (p) Disclosure of Material Information. From and after the occurrence of an effective registration statement of the Company under the Securities Act or the Exchange Act, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the filings made by the Company with the SEC in compliance with Regulation FD unless such Buyer (i) has been provided with an opportunity to decline receipt of such information and (ii) has affirmatively agreed to receive such information as evidence by its execution of a confidentiality agreement with respect to such material, nonpublic information prior to its receipt of any such material, nonpublic information. For the purposes of this paragraph, material, nonpublic information shall not include any information (i) which the Company is contractually obligated to provide such Buyer pursuant to such Buyer's rights under any Transaction Document or (ii) which such Buyer obtains or is privy to because such Buyer has representation (direct or indirect) on the Company's Board of Directors.

          (q) Compliance With Laws. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the "Anti-Money Laundering/OFAC Laws".

          (r) FCC Legal Opinion. The Company shall use commercially reasonable efforts to obtain within thirty (30) days from the Closing, an opinion of counsel as to FCC regulatory matters in a form which shall be reasonably satisfactory to Schulte Roth & Zabel LLP.

          (s) MHz POPS Calculation. The Company shall calculate MHz POPS (as defined in the Indenture) in a manner consistent with past practice and consistent with the manner used to calculate MHz POPS on the attached Schedule 4(s). Schedule 4(s) was prepared in good faith as an estimate of the Company's current MHz POPS, it being understood that estimates are inherently imprecise and that actual MHz POPS may vary; provided, however that the MHz POPS thresholds used in the Indenture were negotiated based upon the estimate of MHz POPS in Schedule 4(s).

     5.   REGISTER.

          The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants, in which the Company shall record the name and address (including facsimile number) of the Person in whose name the Warrants have been issued (including the name and address (including facsimile number) of each transferee) and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Initial Notes and the related Initial Warrants to each Buyer at the Closing or to issue and sell the Additional Notes and the related Additional Warrants to each Buyer on the Buyers' Option Purchase Date, as applicable, is subject to the satisfaction, at or before the Closing Date or the Buyers' Option Purchase Date, as applicable, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Initial Notes and the related Initial Warrants being purchased by such Buyer at the Closing (less the amounts withheld pursuant to Section 4(e)(i)), or such Buyer shall have delivered to the Company the Buyers' Option Purchase Price for the Additional Notes and the related Additional Warrants being purchased by such Buyer at the closing of the purchase on the Buyers' Option Purchase Date, as applicable, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date or the Buyers' Option Purchase Date, as applicable, as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date or the Buyers' Option Purchase Date, as applicable.

     7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Initial Notes and the related Initial Warrants at the Closing or to purchase the Additional Notes and the related Additional Warrants on the Buyers' Option Purchase Date, as applicable, is subject to the satisfaction, at or before the Closing Date or the Buyers' Option Purchase Date, as applicable, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company and the Guarantors (as applicable) shall have executed and delivered to such Buyer (i) each of the Transaction Documents, and (ii) the Initial Notes and the related Initial Warrants being purchased by such Buyer at the Closing and the Additional Notes and the related Additional Warrants being purchased by such Buyer on the Buyers' Option Purchase Date, as applicable.

          (b) Such Buyer shall have received the opinions of (i) Kirkland & Ellis LLP, special counsel for the Company and the Guarantors, in substantially the form of Exhibit I-1 attached hereto and (ii) Davis Wright Tremaine LLP, the general corporate counsel for the Company and the Guarantors, in substantially the form of Exhibit I-2 attached hereto.

          (c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Domestic Restricted

Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten
(10) days of the Closing Date or the Buyers' Option Purchase Date, as applicable.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign or extra-provincial corporation and good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions listed on Schedule 7(d) as of a date within twenty (20) days of the Closing Date or the Buyers' Option Purchase Date, as applicable.

          (e) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date or the Buyers' Option Purchase Date, as applicable, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing or the Buyers' Option Purchase Date, as applicable, in the form attached hereto as Exhibit J.

          (f) The representations and warranties of the Company and the Guarantors (as applicable) shall be true and correct as of the date when made and as of the Closing Date or Buyers' Option Purchase Date, as applicable, as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and the Guarantors (as applicable) shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Guarantors (as applicable) at or prior to the Closing Date or Buyers' Option Purchase Date, as applicable. Such Buyer shall have received a certificate, executed by an authorized officer of the Company and each Guarantor, dated as of the Closing Date or Buyers' Option Purchase Date, as applicable, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit K. Notwithstanding the foregoing, at any Subsequent Closing or at any closing of a sale of Additional Notes, the Company may deliver updated disclosure schedules to reflect any updates or developments that occurred after the initial Closing ("UPDATED SCHEDULES") and such Updated Schedules shall be deemed to update the disclosure schedules solely with respect to any Subsequent Closing or closing of a sale of any Additional Notes. The Updated Schedules shall be deemed to qualify the representations and warranties made as of the Buyers' Option Purchase Date and any certification as to their accuracy and completeness shall be subject to such qualification. Notwithstanding the foregoing, nothing contained in the Updated Schedules shall be deemed to cure any breach of the representations and warranties made herein with respect to the initial or any prior closing.

          (g) The Collateral Agent shall have accepted for deposit the Initial Collateral Funds or the Additional Collateral Funds, as applicable.

          (h) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and consummation of all other transactions contemplated hereby.

          (i) In accordance with the terms of the Security Documents, the Company shall have:

                    (1) filed such financing statements and other documents in such offices as the Collateral Agent (as defined in the Security Agreement) may request to perfect the security interests granted by the Security Agreement (it being understood that in no event shall financing statements be filed against fixtures in the local jurisdictions of their location);

                    (2) delivered to the Collateral Agent all certificates evidencing any of the Pledged Stock (as defined in the Pledge Agreement), accompanied by undated stock or other powers duly executed in blank;

                    (3) caused each Share Issuer (as defined in the Pledge Agreement) (other than a Share Issuer the ownership interests in which are evidenced by certificates) to agree that it will comply with instructions regarding perfection and recordation originated by the Collateral Agent;

                    (4) execute, deliver and record such short form security agreements relating to Collateral (as defined in the Security Agreement) consisting of the Trademark Collateral (as defined in the Security Agreement) as the Collateral Agent may reasonably request; and

                    (5) The Company shall have delivered to the Collateral Agent such other documents and certificates as the Collateral Agent may reasonably require.

          (j) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

          (k) In the case of the Closing, the Company shall have simultaneously sold to each Buyer the Initial Notes, the related Guarantees and the Initial Warrants to be purchased by such Buyer hereunder at the Closing and shall have received payment in full for such Initial Notes, Guarantees and Initial Warrants.

          (l) The Company shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any Governmental Authority (including any required consents from the FCC) or any other Person (if any) required to be obtained or made by or with respect to the Company in connection with the offer and sale of the Securities, the execution and delivery of each of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

          (m) No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents. No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

          (n) The Company shall have delivered an incumbency certificate dated the Closing Date or the Buyers' Option Purchase Date, as applicable, for the officers of the Company or any Guarantor executing any of the Transaction Documents and any documents delivered in connection with the Transaction Documents and the Closing or the closing of the purchase on the Buyers' Option Purchase Date, as applicable.

          (o) A minimum of $255,000,000 of Initial Notes shall have been sold at Closing.

          (p) The rights enumerated in Section 8(a) of the Warrants shall survive as if included in this Agreement until the first anniversary of a Qualified IPO regardless of whether any Warrant is exercised in whole or in part prior to such date.

     8.   TERMINATION.

          In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party by providing written notice of such termination to the breaching party; provided, however, if this Agreement is terminated pursuant to this Section 8 by reason of a breach by the Company, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(e) above.

     9.   MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided; that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company or the Guarantors:

               Clearwire Corporation
               5808 Lake Washington Blvd NE, Suite #300
               Kirkland, Washington 98033
               Telephone: (425) 216-7600
               Facsimile: (425) 216-7776
               Attention: Michael Targett, Vice President, Legal Affairs

          Copies to:

               Kirkland & Ellis LLP
               153 East 53rd Street
               New York, NY 10022
               Telephone: (212) 446-4800
               Facsimile: (212) 446-4900
               Attention: Joshua N. Korff, Esq.

               and

               Davis Wright Tremaine LLP
               Suite 2300
               1300 SW Fifth Avenue
               Portland, Oregon 97201
               Telephone: (503) 241-2300
               Facsimile: (503) 778-5299
               Attention: David C. Baca, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

           with a copy (for informational purposes only) to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Telephone: (212) 756-2000
               Facsimile: (212) 593-5955
               Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and shall agree to be bound by the provisions hereof.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided, however, that the Agents may rely upon Section 2 and Section 3 hereof.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be severally responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's and Guarantors' other obligations under the Transaction Documents, the Company and the Guarantors', jointly and severally, shall defend, protect, indemnify and hold harmless each Buyer and such Buyer's stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an "INDEMNITEE" and collectively, the "INDEMNITEES"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or the Guarantors (as applicable) in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or the Guarantors (as applicable) contained in the Transaction

Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from
(i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or
(iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause (iii) shall not be available to the extent arising primarily from such Buyer's bad faith, breach of the Transaction Documents, fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement. If a third party claim in respect of Indemnified Liabilities involves more than one Indemnitee, the Indemnitees shall conduct the defence through the same legal counsel, at Indemnitor's expense, acceptable to all Indemnitees, provided that an Indemnitee may employ separate counsel, at indemnitor's expense, if representation by the same legal counsel would be inappropriate due to differing interests between the Indemnitees.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Buyers' Obligations. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Subject to the provisions of the Indenture, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          (p) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

          (q) Termination of Security Documents. Upon the redemption of all of the Notes pursuant to the terms of the Indenture, all of the Security Documents shall terminate and the Collateral Agent and the Holders irrevocably authorize and direct the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all registrations and filings made in favor of the Holder or the Collateral Agent on behalf of the Holders, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any financing change statements filed in connection with such registrations; and (b) file any UCC financing statement terminations.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        CLEARWIRE CORPORATION


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

            IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        COMPANY:

                                        CLEARWIRE CORPORATION


                                        By: /s/ John Butler
                                           ---------------------------------
                                           Name: John Butler
                                           Title:

                                        GUARANTORS:

                                        CLEARWIRE LLC


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        FIXED WIRELESS HOLDINGS, LLC


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        NEXTNET WIRELESS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------

                                        CLEARWIRE SPECTRUM CORP.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CLEARWIRE TECHNOLOGIES, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CLEARWIRE COMMUNICATIONS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        JONSSON COMMUNICATIONS, CORPORATION


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        NEXTNET WIRELESS ASIA, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------

                [Signature Page to Securities Purchase Agreement]

                                        NEXTNET INTERNATIONAL, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        UNISON WIRELESS, INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------


                                        CRAIG WIRELESS HONOLULU INC.


                                        By: /s/ John Butler
                                            ------------------------------------
                                        Name: John Butler
                                        Title:
                                               ---------------------------------

                [Signature Page to Securities Purchase Agreement]

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        DEUTSCHE BANK AG LONDON

                                        By:  Jill Rathven, AIF


                                        By:   /s/ Andrea Leary
                                              ----------------------------------
                                              Name:  Andrea Leary
                                              Title:

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SATELLITE ASSET MANAGEMENT L.P.


                                        By:    /s/ Simon Raykher
                                              ----------------------------------
                                              Name:  Simon Raykher
                                              Title: General Counsel

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SATELLITE STRATEGIC FINANCE
                                        PARTNERS LTD


                                        By:    /s/ Simon Raykher
                                              ----------------------------------
                                              Name:  Simon Raykher
                                              Title: General Counsel

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INC.


                                        By:   /s/ F. Esham
                                              ----------------------------------
                                              Name:  F. Esham
                                              Title: Managing Director

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        EAGLE RIVER HOLDING, LLC


                                        By:   /s/ Brian Marcinek
                                              ----------------------------------
                                              Name:  Brian Marcinek
                                              Title: CFO, VP and Secretary

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        TEMPO MASTER FUND LP


                                        By:   /s/ Andrew Barnard
                                              ----------------------------------
                                              Name:  Andrew Barnard
                                              Title: Portfolio Manager

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        THIRD POINT PARTNERS QUALIFIED L.P.


                                        By:   /s/ Lloyd Blumberg
                                              ----------------------------------
                                              Name:  Lloyd Blumberg
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        THIRD POINT PARTNERS L.P.


                                        By:   /s/ Lloyd Blumberg
                                              ----------------------------------
                                              Name:  Lloyd Blumberg
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        THIRD POINT OFFSHORE FUND L.P.


                                        By:   /s/ Lloyd Blumberg
                                              ----------------------------------
                                              Name:  Lloyd Blumberg
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        THIRD POINT ULTRA LTD.


                                        By:   /s/ Lloyd Blumberg
                                              ----------------------------------
                                              Name:  Lloyd Blumberg
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        HIGHLAND CRUSADER OFFSHORE
                                        PARTNERS, L.P.

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P. , ITS SUB-ADVISOR

                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        PIONEER FLOATING RATE TRUST

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P., ITS SUB-ADVISOR


                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        LOAN FUNDING VII LLC

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P., ITS COLLATERAL
                                        MANAGER


                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        LOAN FUNDING IV LLC

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P., ITS COLLATERAL
                                        MANAGER


                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        JASPER CLO LTD.

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P., ITS COLLATERAL
                                        MANAGER


                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SOUTHFORK CLO LTD

                                        BY:  HIGHLAND CAPITAL
                                        MANAGEMENT, L.P., ITS COLLATERAL
                                        MANAGER

                                        By:   /s/ Mark K. Okada
                                              ----------------------------------
                                              Name:  Mark K. Okada
                                              Title: General Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SANKATY CREDIT OPPORTUNITIES I, LP


                                        By:   /s/ Diane J. Exter
                                              ----------------------------------
                                              Name:  Diane J. Exter
                                              Title: Managing Director

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SANKATY CREDIT OPPORTUNITIES II, LP


                                        By:   /s/ Diane J. Exter
                                              ----------------------------------
                                              Name:  Diane J. Exter
                                              Title: Managing Director

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        PROSPECT HARBOR CREDIT
                                        PARTNERS, LP


                                        By:   /s/ Jeffrey Hawkins
                                              ----------------------------------
                                              Name:  Jeffrey Hawkins
                                              Title: Senior Vice President

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        CYRUS OPPORTUNITIES MASTER FUND, LTD

                                        BY:  CYRUS CAPITAL PARTNERS GP, LLC


                                        By:   /s/ Robert A. Nisi
                                              -----------------------------
                                              Name:  Robert A. Nisi
                                              Title: Partner, General Counsel

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        CYRUS OPPORTUNITIES MASTER FUND II, LTD

                                        BY:  CYRUS CAPITAL PARTNERS GP, LLC


                                        By:   /s/ Robert A. Nisi
                                              -----------------------------
                                              Name:  Robert A. Nisi
                                              Title: Partner, General Counsel

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        YORK CREDIT OPPORTUNITIES FUND, LP


                                        By:   /s/ Adam J. Semler
                                              ------------------------------
                                              Name:  Adam J. Semler
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        YORK SELECT LP


                                        By:   /s/ Adam J. Semler
                                              ----------------------------------
                                              Name:  Adam J. Semler
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        YORK SELECT UNIT TRUST

                                        By:   /s/ Adam J. Semler
                                              ----------------------------------
                                              Name:  Adam J. Semler
                                              Title: CFO

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        HARBERT DISTRESSED INVESTMENT
                                        MASTER FUND, LTD

                                        BY: HMC DISTRESSED INVESTMENT
                                        OFFSHORE MANAGER, LLC, AS ITS
                                        MANAGER


                                        By:   /s/ Philip A. Falcone
                                              --------------------------------
                                              Name:  Philip A. Falcone
                                              Title: Vice President

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        ALPHA US FUND SUB IV, LLC


                                        By:   /s/ Philip A. Falcone
                                              ---------------------------------
                                              Name:  Philip A. Falcone
                                              Title: Vice President

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SILVERBACK MASTER LTD


                                        By:   /s/ Elliot Bossen
                                              -------------------------------
                                              Name:  Elliot Bossen
                                              Title: Chief Investment Officer

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        ORCA BAY CAPITAL CORP


                                        By:   /s/ Stanley B. McCallum
                                              ----------------------------------
                                              Name:  Stanley B. McCallum
                                              Title: President

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        SCOTTWOOD PARTNERS, LP


                                        By:   /s/ Edward Perlman
                                              ----------------------------------
                                              Name:  Edward Perlman
                                              Title: Managing Partner

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        LITESPEED MASTER FUND LP

                                        By:   /s/ Robert Caroll
                                              ----------------------------------
                                              Name:  Robert Caroll
                                              Title: Trader

                  IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        BUYER:

                                        HIGHBRIDGE INTERNATIONAL LLC

                                        BY: HIGHBRIDGE CAPITAL MANAGEMENT LLC


                                        By:   /s/ Adam J. Chill
                                              -------------------------------
                                              Name:  Adam J. Chill
                                              Title: Managing Director

                                    EXHIBITS

Exhibit A   Form of Notes
Exhibit B   Form of Warrant
Exhibit C   Account Control Agreement
Exhibit D   Indenture
Exhibit E   Registration Rights Agreement
Exhibit F   Pledge Agreement
Exhibit G   Security Agreement
Exhibit H   List of Other Security Documents
Exhibit I-1 Form of Special Counsel Opinion
Exhibit I-2 Form of General Corporate Counsel Opinion
Exhibit J   Form of Secretary's Certificate
Exhibit K   Form of Officer's Certificate
Exhibit L   2004 Financial Statements

                                    SCHEDULES

Schedule 3(a)    Subsidiaries
Schedule 3(k)    Absence of Undisclosed Liabilities
Schedule 3(n)    Transactions with Affiliates
Schedule 3(o)(A) Equity Capitalization
Schedule 3(o)(B) Equity Capitalization
Schedule 3(o)(C) Equity Capitalization
Schedule 3(o)(D) Equity Capitalization
Schedule 3(o)(E) Equity Capitalization
Schedule 3(o)(F) Equity Capitalization
Schedule 3(p)    Indebtedness
Schedule 3(w)    Subsidiary Rights
Schedule 4(i)    Existing Agreements and Warrants
Schedule 7(d)    Foreign Qualifications